UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2009

Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington	000-23467	91-1513032
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 736-9378
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On March 11, 2009, Penwest Pharmaceuticals Co. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Mellon Investor Services LLC (the “Rights Agent”). The Rights Agent also serves as the transfer agent for the Company. In addition, on March 11, 2009, the Board of Directors (the “Board of Directors”) of the Company declared a dividend of one right (a “Right”) for each outstanding share of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), to shareholders of record at the close of business on March 23, 2009 (the “Record Date”).
Pursuant to the Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, $0.001 par value per share (the “Preferred Stock”), at a purchase price of $12.50 per share in cash, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in the Rights Agreement.
Initially, the Rights are not exercisable and will be attached to all certificates representing outstanding shares of Common Stock, and no separate certificate representing Rights (a “Rights Certificate”) will be distributed. The Rights will separate from the Common Stock, and the distribution date (the “Distribution Date”) will occur, upon the earlier of (i) the close of business on the tenth business day following the later of: (a) the first date of a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (or (A) in the case of Perceptive Life Sciences Master Fund Ltd. and its affiliates and associated persons (“Perceptive”), the greater of (x) 21% or (y) that percentage which Perceptive beneficially owns of the Common Stock outstanding as of the close of business on March 11, 2009 (the “Perceptive Percentage”), or (B) in the case of Tang Capital Management, LLC and its affiliates and associated persons (“Tang”), (x) 22% or (y) that percentage which Tang beneficially owns of the Common Stock outstanding as of the close of business on March 11, 2009 (the “Tang Percentage”)) or (b) the first date on which an executive officer of the Company has actual knowledge that an Acquiring Person has acquired, or obtained the right to acquire, such beneficial ownership (the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Stock (or in the case of either Perceptive or Tang, the Perceptive Percentage or the Tang Percentage, as applicable). If at any time Perceptive or Tang cease to beneficially own at least 15% of the Common Stock outstanding, the Perceptive Percentage or the Tang Percentage, as the case may be, will no longer be applicable and such shareholder will be subject to the same 15% thresholds as other shareholders. The Distribution Date may be deferred in circumstances determined by the Board of Directors. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates outstanding on the Record Date, together with a Summary of Rights, or by new Common Stock certificates issued after the Record Date which contain a notation incorporating the Rights Agreement by reference, (ii) the Rights will be transferred only with such Common Stock certificates, and (iii) the surrender for transfer of any certificates representing shares of Common Stock outstanding (with or without a copy of the Summary of Rights or such notation) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
The Rights are not exercisable until the Distribution Date and will expire upon the close of business on the earlier of (a) March 11, 2019, or (b) July 1, 2010, if the Company’s shareholders do not approve the Rights Agreement by the close of business on July 1, 2010 (such earlier date, the “Final Expiration Date”) unless earlier redeemed or exchanged as described below. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except for shares of Common Stock issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares or pursuant to any employee benefit plan or arrangement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
In the event that any person becomes an Acquiring Person, unless the event causing the 15% threshold (or the Perceptive Percentage or the Tang Percentage in the case of Perceptive and Tang, respectively) to be crossed is a

Permitted Offer (as defined in the Rights Agreement), then, promptly following the first occurrence of such event, each holder of a Right (except as provided below and in Section 7(e) of the Rights Agreement) shall thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by 50% of the current market price (as defined in the Rights Agreement) per share of Common Stock at the date of the occurrence of such event. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The event summarized in this paragraph is referred to as a “Section 11(a)(ii) Event.”
For example, at an exercise price of $12.50 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase for $12.50 such number of shares of Common Stock (or other consideration, as noted above) as equals $12.50 divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock. Assuming that the Common Stock had a market price of $1.00 per share at such time, the holder of each valid Right would be entitled to purchase 25 shares of Common Stock, having a market value of 25 x $1.00, or $25.00, for $12.50.
In the event that, at any time after any person becomes an Acquiring Person, (i) the Company is consolidated with, merged with and into, or effects a share exchange with, another entity and the Company is not the surviving entity of such consolidation, merger or share exchange (other than a consolidation, merger or share exchange which follows a Permitted Offer) or if the Company is the surviving entity, but shares of its outstanding Common Stock are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by 50% of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as “Section 13 Events.” A Section 11(a)(ii) Event and Section 13 Events are collectively referred to as “Triggering Events.”
For example, at an exercise price of $12.50 per Right, each valid Right following a Section 13 Event would entitle its holder to purchase for $12.50 such number of shares of common stock of the acquiring company as equals $12.50 divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock. Assuming that such common stock had a market price of $1.00 per share at such time, the holder of each valid Right would be entitled to purchase 25 shares of common stock of the acquiring company, having a market value of 25 x $1.00, or $25.00, for $12.50.
At any time after the occurrence of a Section 11(a)(ii) Event, when no person owns a majority of the Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the then-current market price (as defined in the Rights Agreement) of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, a minimum preferential quarterly dividend payment of $10 per share or, if greater, an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1000 per share, plus an amount equal to accrued and unpaid dividends, and will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
At any time prior to the earlier of the tenth business day (or such later date as may be determined by the Board of Directors) after the Stock Acquisition Date and the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), payable in cash or stock. Immediately upon the redemption of the Rights or such earlier time as established by the Board in the resolution ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.
At least once every three years, a committee of independent directors will evaluate the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the interest of the Company and its shareholders.
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.
Any provision of the Rights Agreement, other than the redemption price, may be amended by the Board prior to such time as the Rights are no longer redeemable. Once the Rights are no longer redeemable, the Board’s authority to amend the Rights is limited to correcting ambiguities or defective or inconsistent provisions in a manner that does not adversely affect the interest of holders of Rights.
The Rights are intended to protect the shareholders of the Company in the event of an unfair or coercive offer to acquire the Company and to provide the Board of Directors with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. For example, the Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its shareholders, as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors.
A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders
See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.
Item 8.01. Other Events
On March 12, 2009, the Company issued a press release announcing the declaration of the dividend of Rights and the adoption of the Rights Agreement. The description of the press release set forth under this “Item 8.01. Other Events” is qualified in its entirety by reference to the press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibit 4.1	Rights Agreement, dated as of March 11, 2009, between Penwest Pharmaceuticals Co. and Mellon Investor Services LLC, which includes as exhibits thereto the form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock.

	Exhibit 99.1	Press Release, dated March 12, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: March 12, 2009	By:	/s/ Jennifer Good
Jennifer Good
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Rights Agreement, dated as of March 11, 2009, between Penwest Pharmaceuticals Co. and Mellon Investor Services LLC, which includes as exhibits thereto the form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock.

Exhibit 99.1	Press Release, dated March 12, 2009.